UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): November 21, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1120 Avenue of the Americas — 4th Floor, Suite 4045
New York, New York 10036
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
Exhibit Index
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
Sale and Purchase Agreement with the Sellers of Hubei Zhengyuan Co., Ltd
On November 21, 2006, Sun New Media, Inc. (the “Company”) entered into an agreement with Mr. Yang Qi, Mr. Wu Bing Wei and Mr. Mao Quanyi, collectively the owners of Hubei Zhengyuan (“Zhengyuan”), the business partner responsible for inventory management and revenue collection for the Company’s beverage distribution division. The Company will relinquish certain rights under its existing management services agreement and $4.75 million in past due account receivables for 14.9 million shares of Sun New Media stock held by the owners of Zhengyuan. Specifically, Zhengyuan will regain the right to distribute TsingTao beer to large scale wholesalers and retail chains. The Company will retain select personnel, intellectual property, systems and access to the distribution network. In addition, the Company will retain the distribution rights of Tsingtao beer to small commercial enterprises.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

2.1	Sale and Purchase Agreement dated November 21, 2006 (English translation)

99.1	Press Release dated November 21, 2006

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 27, 2006

Sun New Media, Inc.
By:	/s/ Thomas A. Schuler
Thomas A. Schuler
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Sale and Purchase Agreement dated November 21, 2006 (English translation)

99.1	Press Release dated November 21, 2006